EXHIBIT 99.1

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sgi.com

MEDIA CONTACT

Caroline Japic

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650.933.7777

INVESTOR RELATIONS CONTACT

Beth Howe

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SGI PR HOTLINE

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SGI PR FACSIMILE

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News Release

FOR IMMEDIATE RELEASE

SGI ANNOUNCES PRELIMINARY FINANCIAL RESULTS FOR THE THIRD FISCAL QUARTER

MOUNTAIN VIEW, Calif., (April 7, 2005)—SGI today announced preliminary financial results for the third fiscal quarter ended March 25, 2005.  The Company is projecting quarterly revenue of approximately $160 million and an estimated operating loss of approximately $45 million.  The projected operating loss includes restructuring charges of approximately $15 million incurred primarily in connection with the restructuring actions that were initiated in February 2005. Without these charges, the non-GAAP operating loss is expected to be approximately $30 million.  In its January 25, 2005 conference call, the Company had previously forecast revenue for the third quarter in the range of $180 million to $200 million.

“Although the newly launched Silicon Graphics PRISM visualization system is off to a good start, several large server and storage deals failed to close at the end of the quarter,” said Bob Bishop, chairman and CEO of SGI. “Actions to strengthen sales and marketing while continuing to reduce expenses are our main focus.”

The Company also announced today that it has sold a portion of its interest in SGI Japan to a group of Japanese investors for approximately $29 million in cash.  On March 31, 2005, SGI sold approximately 16% of the outstanding stock of SGI Japan to Canon Sales Co., Inc., NIWS Co., Ltd and SOFTBANK Media & Marketing Corp.  SGI retains an interest of approximately 24% in SGI Japan, which is its exclusive distributor for the Japanese market.  Because the sale was completed after the end of SGI’s third fiscal quarter, the proceeds will not be reflected SGI’s balance sheet at March 25, 2005.

Excluding the proceeds of the sale of equity in SGI Japan, SGI expects to report unrestricted cash, cash equivalents and marketable investments at March 25, 2005 of approximately $87 million.

Actual results for the third quarter, along with guidance for the fourth quarter of fiscal 2005, will be discussed in the Company’s regularly scheduled conference call on April 19, 2005.

This news release contains certain forward-looking statements, including statements relating to our financial and operating results for the quarter ended March 25, 2005. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expected results described in this release. Factors that could cause actual results to differ materially from those described in this release include the process of

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SGI ANNOUNCES PRELIMINARY FINANCIAL RESULTS/2

calculating, reviewing and analyzing the final financial results for the quarter and the other risks and uncertainties detailed from time to time in the Company’s SEC reports, including the report on Form 10-Q for the quarter ended December 24, 2004. Silicon Graphics is under no obligation to, and expressly disclaims any obligation to, further update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SILICON GRAPHICS | The Source of Innovation and Discovery™

SGI, also known as Silicon Graphics, Inc. (NYSE: SGI), is a leader in high-performance computing, visualization and storage. SGI’s vision is to provide technology that enables the most significant scientific and creative breakthroughs of the 21st century. Whether it’s sharing images to aid in brain surgery, finding oil more efficiently, studying global climate, providing technologies for homeland security and defense or enabling the transition from analog to digital broadcasting, SGI is dedicated to addressing the next class of challenges for scientific, engineering and creative users. With offices worldwide, the company is headquartered in Mountain View, Calif., and can be found on the Web at www.sgi.com.

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